                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          United Water Resources Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

                          United Water Resources Inc.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials:

     -------------------------------------------------------------------------
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement no.:

     -------------------------------------------------------------------------


     (3) Filing Party:

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     (4) Date Filed:

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


United Water [LOGO]
                                                          UNITED WATER RESOURCES
                                                               200 Old Hook Road
                                                       Harrington Park, NJ 07640
                                                          telephone 201 784 9434
                                                          facsimile 201 767 6579


--------------------------------------------------------------------------------

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS, MAY 12, 1997

--------------------------------------------------------------------------------

To the Shareholders of UNITED WATER RESOURCES INC.:

  The Annual Meeting of the Shareholders of United Water Resources Inc. ("United Water") will be held at the Montvale Inn, 100 Chestnut Ridge Road, Montvale, New Jersey 07645, on Monday, May 12, 1997, at 9:30 a.m. for the following purposes:

    1. To elect four Directors to Class I and one Director to Class II of the Board of Directors.

    2. To adopt an amendment to the Restated Certificate of Incorporation of United Water to increase the authorized number of shares of Common Stock from 50,000,000 to 100,000,000.

    3. To ratify, confirm and approve the amendment to United Water and subsidiaries' Management Incentive Plan made by the Board of Directors on January 23, 1997.

    4. To ratify, confirm and approve a Restricted Stock Plan for the Board of Directors.

    5. To ratify, confirm and approve the act of the Board of Directors on March 5, 1997 appointing Price Waterhouse LLP, New York, New York as the auditor for United Water and its subsidiaries for the year 1997.

    6. To transact such other business as may properly be brought before such meeting or any adjournment thereof.

  The close of business on March 14, 1997, has been fixed as the time for the determination of the shareholders entitled to vote at said meeting, or any adjournments thereof, and only shareholders of record at such time will be entitled to vote at such meeting, or at any adjournments thereof.

  You are urged to sign, date and return the enclosed proxy promptly, using the envelope enclosed for your convenience. This will not limit your right to vote in person at the meeting if you plan to attend.

                                          By Order of the Board of Directors

                                          DOUGLAS W. HAWES, Secretary

Harrington Park, New Jersey
April  , 1997

  THE ANNUAL MEETING IS BEING HELD AT THE MONTVALE INN, 100 CHESTNUT RIDGE ROAD, MONTVALE, NEW JERSEY 07645. DIRECTIONS TO THE MEETING ARE INCLUDED AT THE END OF THIS PROXY STATEMENT AND MAY ALSO BE OBTAINED BY TELEPHONING UNITED WATER AT (201) 784-9434.

United Water [LOGO]

                                                          UNITED WATER RESOURCES
                                                               200 Old Hook Road
                                                       Harrington Park, NJ 07640
                                                          telephone 201 784 9434
                                                          facsimile 201 767 6579

--------------------------------------------------------------------------------

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS, MAY 12, 1997

--------------------------------------------------------------------------------


  The proxy which is requested in the foregoing Notice of Annual Meeting of Shareholders is being solicited by the Board of Directors of United Water Resources Inc. ("United Water" or the "Company") with respect to the shareholders' meeting to be held on May 12, 1997. The mailing address and principal executive office of United Water is 200 Old Hook Road, Harrington Park, New Jersey 07640. Any proxy given may be revoked by the shareholder executing such proxy by notifying the secretary of the meeting in writing at any time prior to the voting thereof. Unless revoked, the shares represented by all such proxies will be voted. It is expected that the Notice, Proxy Statement and form of Proxy will be mailed to shareholders on or about April , 1997.

  The close of business on March 14, 1997, has been fixed as the time for the determination of the shareholders entitled to vote at the Annual Meeting. Each share of United Water Common Stock, no par value, is entitled to one vote. On January 31, 1997, there were 34,596,874 shares of United Water's Common Stock outstanding and entitled to vote.

  United Water's Annual Report to Shareholders, including financial statements for the year ended December 31, 1996, is being mailed to all shareholders of record at their respective last known addresses.

  A COPY OF UNITED WATER'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, WILL BE FURNISHED BY UNITED WATER WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROXY STATEMENT IS DELIVERED, UPON WRITTEN OR ORAL REQUEST OF SUCH PERSON TO UNITED WATER RESOURCES INC., 200 OLD HOOK ROAD, HARRINGTON PARK, NEW JERSEY 07640,
ATTENTION: ALLAN D. SHAKLEY, ASSISTANT SECRETARY (TELEPHONE NUMBER: (201) 784-
9434).

                             ELECTION OF DIRECTORS

OWNERSHIP OF SECURITIES BY DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

  The following information pertains to the Common Stock of United Water beneficially owned, directly or indirectly, by each director and nominee and certain executive officers individually and by all directors and executive officers of United Water and its subsidiaries as a group.

                                                                 NUMBER OF
     NAME OF BENEFICIAL OWNER(A)                              SHARES(B)(D)(F)
     ---------------------------                              ---------------
     Edward E. Barr..........................................       5,634(g)
     Frank J. Borelli........................................       7,489
     Thierry Bourbie.........................................         113
     Lawrence R. Codey.......................................       3,698
     Donald L. Correll.......................................     195,360(e)
     Peter Del Col...........................................       9,916
     Frank J. DeMicco........................................      55,020(e)
     Allan R. Dragone........................................         100
     Robert L. Duncan, Jr....................................       3,329
     Ronald S. Dungan........................................      38,337(e)
     Jon F. Hanson...........................................      30,282(c)(g)
     George M. Haskew, Jr....................................      78,842(c)(e)
     Douglas W. Hawes........................................      13,543
     George F. Keane.........................................       1,000
     Richard B. McGlynn......................................      25,267(e)
     Dennis M. Newnham.......................................       4,486
     Jacques F. Petry........................................       2,178
     Joseph Simunovich.......................................      51,049(e)
     Marcia L. Worthing......................................       5,202(g)
     Directors and Executive Officers As a Group (24 per-
      sons)..................................................     682,479(c)(e)

--------
(a) All individuals listed are currently serving as directors or directors and executive officers of United Water and its subsidiaries, except for Mr. DeMicco, Mr. Dungan, Mr. McGlynn, and Mr. Simunovich, who are serving as executive officers only.
(b) None of the directors or executive officers of United Water owns equity securities of United Water or any of its subsidiaries other than Common Stock. As of January 31, 1996, each director or executive officer beneficially owned less than .05% of the outstanding Common Stock of United Water and all of the directors and executive officers as a group beneficially own 1.9% of such stock. Fractional shares have been rounded to the nearest whole share.
(c) The number of shares listed above includes, in compliance with applicable regulations and interpretations, shares of Common Stock held by the spouse or other relatives who share the home, in custody for children or grandchildren of the persons indicated or indirectly through a trust or similar arrangement in the following amounts: J. Hanson (16,846); G. Haskew, Jr. (714); and all directors and executive officers as a group (17,777). Such persons disclaim any beneficial ownership of such shares.
(d) Based solely upon a review of Forms 3, 4 and 5 and written representations furnished to United Water, United Water believes that during the fiscal year ended December 31, 1996, the directors and officers of United Water complied with all filing requirements of Section 16(a) of the Securities Exchange Act of 1934 except Mr. Hanson did not file on time one report covering one transaction.
(e) These numbers include shares of Common Stock which may be acquired pursuant to options awarded under United Water's Management Incentive Plan in the following amounts: D. Correll (156,499); F. DeMicco (54,130); R. Dungan (37,620); G. Haskew, Jr. (34,175); R. McGlynn (24,080); J. Simunovich
    (47,250); and all directors and executive officers as a group (456,449).
(f) The number of shares listed above include shares of restricted common stock which may be acquired pursuant to the conversion of the existing directors' pension plan to a restricted stock plan adopted January 1, 1997, totaling 35,695 shares.
(g) These numbers include non-voting common stock equivalent units acquired in accordance with the directors' deferred compensation unit plan in the following amounts: E. Barr (1,381); J. Hanson (9,495); M. Worthing (384).

  The following corporation is known to United Water to be the beneficial owner of more than 5% of a class of United Water's voting securities. To the knowledge of United Water, no other person is the holder of more than 5% of any class of United Water's voting securities.

                                                 AMOUNT AND NATURE PERCENT
   TITLE OF   NAME AND ADDRESS OF BENEFICIAL       OF BENEFICIAL     OF
    CLASS     OWNER                                  OWNERSHIP      CLASS
   --------   ------------------------------     ----------------- -------
 Common Stock Lyonnaise American Holding, Inc.   9,515,682 shares   27.5%
              2000 First State Boulevard
              Wilmington, Delaware 19804-0507

  Lyonnaise American Holding, Inc. ("Lyonnaise American"), its parent company Lyonnaise des Eaux ("Lyonnaise"), and certain of their respective affiliates are subject to the terms of a Governance Agreement, dated April 22, 1994, which, among other things, prohibits, subject to certain exceptions, such parties from acquiring additional United Water securities, commencing unsolicited tender or exchange offers to acquire United Water's securities, making offers to acquire United Water's assets or soliciting proxies against United Water's management and which requires their United Water Common Stock to be voted in accordance with the votes of the holders of 75% of the Common Stock if any proposal obtains that vote.

DIRECTORS OF UNITED WATER

  Effective as of the Annual Meeting, the Board of Directors of United Water is comprised of thirteen directors, divided into three classes. At the Annual Meeting four directors will be elected to Class I for a three year term and one director to Class II for a one year term. At the 1998 Annual Meeting of Shareholders four directors will be elected to Class II for a three year term and at the 1999 Annual Meeting of Shareholders five directors will be elected to Class III for a three year term. Information with respect to the five nominees proposed for election and information with respect to the eight other continuing directors is set forth below. It is intended that the persons named in the proxy will vote in favor of the five nominees for election.

  Messers. Bourbie and Keane have been designated as nominees for director by Lyonnaise American. Pursuant to the Governance Agreement, Lyonnaise American may designate up to four persons to be appointed to the Board of Directors for United Water. Messers. Bourbie and Keane are included in Class II and Class I respectively of directors being recommended to the shareholders of United Water.

  The affirmative vote of a plurality of the votes cast by shareholders of United Water entitled to notice of and to vote at the Annual Meeting is required for the election of directors.

  All directors of United Water also serve as directors of United Water New Jersey and United Waterworks.

                                         PERIOD SERVED AS DIRECTOR
                                          AND BUSINESS EXPERIENCE
        NAME AND AGE                       DURING PAST FIVE YEARS
        ------------                     -------------------------
CLASS I
Robert L. Duncan, Jr.,       Served as director of United Water since 1988.
 54(c)...................... Member of the law firm of De Forest & Duer.
Lawrence R. Codey, 52(b).... Served as director of United Water since 1991.
                             President and Chief Operating Officer of Public
                             Service Electric & Gas Co. ("PSE&G") since 1991.
                             Director, Trust Company of New Jersey, Public
                             Service Enterprise Group, Inc., and Sealed Air
                             Corporation.
Donald L. Correll, 46(b).... Served as director of United Water since 1992.
                             Chairman of the Board of United Water since May
                             1994, Chief Executive Officer since 1992,
                             President since 1991, and Vice President and Chief
                             Financial Officer from 1986 to 1991. Director,
                             Interchange Financial Service Corporation since
                             1993.
George F. Keane, 68(c),(d).. Served as director of United Water since January
                             1997. Chairman of the Board for Trigen Energy Corp
                             since 1996. President Emeritus and Senior Invest-
                             ment Advisor for The Common Fund from 1993 to
                             1996. President and Chief Executive Officer of The
                             Common Fund from 1971 to 1993.
CLASS II
Peter Del Col, 62(a)........ Served as director of United Water since 1983.
                             Chairman of FundQuest and Theraphysics since 1994.
                             President, Colson Services Corp. since 1986 and
                             Partner, Colson Investments since 1985.
Jon F. Hanson, 60(b),(d).... Served as director of United Water since 1986.
                             Chairman, Hampshire Management Company since 1976.
                             Director, Orange and Rockland Utilities, Inc.,
                             Prudential Insurance Company of America and Neuman
                             Distributors, Inc..
Marcia L. Worthing,          Served as director of United Water since 1987. Se-
 54(a),(d).................. nior Vice President--Human Resources and Corporate
                             Affairs since January 1995, Senior Vice Presi-
                             dent--Human Resources from 1990 to 1995.
Thierry Bourbie, 44(a)(b)... Served as director of United Water since September
                             1996. President of the International Water Divi-
                             sion of Lyonnaise des Eaux since September 1996.
                             Director of French Water Operations of Lyonnaise
                             des Eaux from 1994 to 1996. Chief Executive Offi-
                             cer and Chairman of Lyd Infoun (Lyonnaise des Eaux
                             Subsidiary) from 1994 to 1996. Chief Executive Of-
                             ficer and Chairman of Apic Syot (Lyonnaise des
                             Eaux Subsidiary) from 1991 to 1995.

                                          PERIOD SERVED AS DIRECTOR
                                           AND BUSINESS EXPERIENCE
        NAME AND AGE                        DURING PAST FIVE YEARS
        ------------                      -------------------------
CLASS III
Frank J. Borelli, 61(d).....  Served as director of United Water since 1983. Di-
                              rector, Senior Vice President and Chief Financial
                              Officer, Marsh & McLennan Companies, Inc. and Di-
                              rector, Interpublic Group of Companies Inc. and
                              Mid-Ocean Reinsurance Company Ltd.
Douglas W. Hawes, 64(b).....  Served as director of United Water since 1983.
                              Secretary of United Water since 1983, of United
                              Water New Jersey since 1981 and United Waterworks
                              since 1994. Member of the law firm of LeBoeuf,
                              Lamb, Greene & MacRae, L.L.P. Director, Bay State
                              Gas Company.
Dennis M. Newnham,            Served as director of United Water since 1986.
 56(a),(c)..................  President and Chief Executive Officer of Tsumuru
                              International since March 1996 and Adirondack Bev-
                              erages Inc. from 1995 to 1996. Venture capitalist
                              consultant since March 1994. Formerly Chairman of
                              the Board, President and Chief Executive Officer
                              of Lea & Perrins, Inc. Director, Nutramax Products
                              Inc.
Edward E. Barr, 60(b),(c)...  Served as director of United Water since April
                              1994. Director, GWC Corporation from 1987 to 1994.
                              President and Chief Executive Officer of Sun Chem-
                              ical Corporation since 1987 and President and
                              Chief Executive Officer of DIC American, Inc. from
                              1988 to 1997. Director, Dainippon Ink and Chemi-
                              cals, Tokyo and First Union Corp. Trustee, North-
                              western Mutual Insurance Company.
Jacques F. Petry, 42(b),(d).  Served as director of United Water since April
                              1994. Director, GWC Corporation from 1991 to 1994.
                              Chairman and Chief Executive Officer of SITA since
                              September 1996. President of the International Wa-
                              ter Division of Lyonnaise des Eaux since June
                              1993. Director of International Water Operations
                              of Lyonnaise from 1989 to May 1993.

  Mr. Brongniart, Mr. Correll, Mr. Del Col, Mr. Dragone and Mr. Hanson also serve as directors of United Properties Group. Mr. Correll serves as a director and officer of certain subsidiaries of United Water.

  Effective May 12, 1997, Mr. Haskew will be retiring from the Board of Directors of United Water and its subsidiaries.

  Effective December 31, 1996, Mr. Dragone retired from the Board of Directors of United Water and its subsidiaries.
--------
(a) Member of Pension Committees.
(b) Member of Executive Committees.
(c) Member of Audit Committees.
(d) Member of Compensation Committees.

  United Water and two of its subsidiaries, United Water New Jersey and United Waterworks, have directors who are not salaried employees; each pays a portion of the retainers and fees set forth below. No fees are paid to directors who are salaried officers of United Water.

  Directors receive an annual retainer of $12,000 and a daily attendance fee of $800. During 1996, United Water's Board of Directors had six meetings.

  United Water's Board of Directors has an Executive Committee which, during the interim between board meetings, exercises board authority to the extent permitted by law; an Audit Committee, which reviews financial statements, management and internal audits; a Compensation Committee, which reviews the compensation paid to employees; and a Pension Committee, which reviews retirement plans. United Water does not have Nominating Committees charged with reviewing the credentials of nominees for the board. Daily attendance fees for the Executive Committee meeting are $800, and all other committees are $525. Chairmen of committees receive a double committee fee in light of their responsibilities. During 1996 the Executive Committee met five times and all other committees met two times. The total amount paid directors was $207,500. This amount also includes fees paid by United Properties Group to directors who are not salaried employees. They receive a meeting fee of $750. This amount does not include $50,325 of deferred compensation applied toward the United Water deferred compensation unit plan and amounts paid to a director of United Properties Group who is not a director of United Water. Each director, except Messrs. Barr, Borelli, Bourbie, Brongniart and Dragone, attended at least 75% of the aggregate of the number of meetings of the board and committees on which he or she served.

  Effective January 1, 1996, the Board of Directors changed the existing directors' deferred compensation plan by adopting the United Water Resources and Subsidiaries Non-Employee Directors Deferred Compensation Unit Plan. It provided directors with an opportunity to defer all or a portion of their director fees and to link the ultimate value of such deferred compensation to the performances of the common stock of the Company.

  Effective January 1, 1997, the Board of Directors converted the existing Directors' Pension Plan to the United Water Resources and subsidiaries Non-Employee Director Restricted Stock Pension Plan ("the Plan"). It provided that the actuarially present value of the current pension benefits for directors elected by the shareholders and currently serving on the board as of that date be converted to restricted stock. The ultimate value of the Plan will depend upon the performance of the common stock of the Company.

  During 1996, LeBoeuf, Lamb, Greene & MacRae, L.L.P., of which Mr. Hawes is a member, performed legal services for United Water and its subsidiaries.

  Mr. Barr is a director of First Union Corp. which has credit lines with United Water totally $25 million. At December 31, 1996 there was $5.5 million available on these credit lines.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The current members of the Compensation Committee of the Board of Directors of United Water (the "Compensation Committee") are Ms. Worthing (Chairman), Mr. Borelli, Mr. Hanson, Mr. Keane and Mr. Petry. No executive officer of United Water serves on Compensation Committees of other bodies determining executive compensation for other publicly traded corporations. In 1992, Laboratory Resources, Inc. ("LRI"), a subsidiary of United Water, entered into a five-year lease (with a renewal option) for approximately 14,200 square feet of office space located in Teterboro, New Jersey. LRI increased its office space to approximately 24,400 square feet and paid rent of $216,216 in 1996 and expects to negotiate rent in future years at comparable amounts. Mr. Hanson owns approximately a 1.6% interest in the lessor, his three adult children own an aggregate 15.7% interest in the lessor, and his brother, Peter Hanson, owns approximately a 16.3% interest in the lessor. Mr. Hanson abstained from all discussion and from the authorizing vote on this transaction.

EXECUTIVE OFFICERS OF UNITED WATER

  The following table sets forth the age and principal occupation during the past five years of each executive officer of United Water and its Subsidiaries who is not a director of United Water.

                                          BUSINESS EXPERIENCE DURING
        NAME AND AGE                           PAST FIVE YEARS
        ------------                      --------------------------
David E. Chardavoyne, 49..... Served as President United Waterworks since August
                              1996. President and Chief Operating Officer Ja-
                              maica Water Supply Company from 1992 to 1996. Vice
                              President Citizens Utilities Company from 1986 to
                              1992.
William D. Colford, 52....... Vice President--Support Services since November
                              1996 and Vice President--Administration of United
                              Water M&S since June 1994 and United Water New
                              Jersey since 1992. Assistant to Senior Vice Presi-
                              dent--Administration of United Water New Jersey
                              from 1987 to 1992.
Frank J. DeMicco, 52......... President of United Water New Jersey since August
                              1996. Senior Vice President--Operations of United
                              Water M&S since September 1994. Vice President--
                              Operations of United Water New Jersey since 1991.
Ronald S. Dungan, 58*........ Senior Vice President of United Water M&S since
                              September 1994. President and Chief Executive Of-
                              ficer of United Waterworks from 1989 to 1996 and
                              Executive Vice President of GWC Corporation from
                              1989 to 1994.
Robert J. Iacullo, 43........ Vice President--Regulatory Business since February
                              1996 and Vice President--Rates of United Water M&S
                              since September 1994 and United Water New Jersey
                              since June 1994. Director--Rates of United Water
                              New Jersey from 1988 to 1994.
John T. Marino, 45........... Treasurer of United Water M&S since June 1994, and
                              United Water from 1988 to 1994.
Richard B. McGlynn, 58....... General Counsel of United Water since August 1996.
                              Vice President and General Counsel of United Water
                              M&S since January 1995. Partner of LeBoeuf, Lamb,
                              Greene & MacRae, L.L.P. from 1992 to 1994 and
                              Partner of Stryker, Tams & Dill from 1980 to 1992.
Joseph Simunovich, 57........ President of United Water M&S since August 1996.
                              Senior Vice President--External Affairs and Mar-
                              keting of United Water M&S from 1994 to 1996. Vice
                              President--External Affairs and Marketing of
                              United Water M&S from June to November 1994 and
                              United Water New Jersey from 1992 to 1994. Direc-
                              tor of Sales of New Jersey Bell Telephone Co. from
                              1978 to 1992.
John J. Turner, 47........... Treasurer of United Water and Vice President--Fi-
                              nance and Controller of United Water M&S since
                              June 1994. Vice President--Controller of United
                              Water from 1992 to 1994 and Controller from 1989
                              to 1992.

--------
* Retired December 31, 1996.

EXECUTIVE COMPENSATION

  The following table sets forth the annual and long-term compensation of the chief executive officer and the four other most highly compensated executive officers of United Water, and its subsidiaries for services in all capacities for the years ended December 31, 1994, 1995 and 1996.

                           SUMMARY COMPENSATION TABLE

                                                          LONG-TERM
                                                        COMPENSATION
                                                    ---------------------
                                       ANNUAL
                                    COMPENSATION    RESTRICTED SECURITIES
NAME AND PRINCIPAL POSITION       -----------------   STOCK    UNDERLYING    ALL OTHER
   AT DECEMBER 31, 1996      YEAR  SALARY   BONUS   AWARDS(A)   OPTIONS   COMPENSATION(B)
---------------------------  ---- -------- -------- ---------- ---------- ---------------
Donald L. Correll........    1996 $315,000 $100,000  $11,050     43,290       $4,500
 Chairman, President and
  Chief                      1995  315,000   60,175   16,656     34,130        4,500
 Executive Officer           1994  280,000   94,500   51,790     36,380        8,400
Ronald S. Dungan.........    1996  208,000   41,000      --      13,230        4,500
 Senior Vice President(c)    1995  208,000   20,600      --      12,400        4,500
                             1994  138,333   60,000      --      11,990        4,620
Joseph Simunovich........    1996  177,500   94,500      --       9,630        4,500
 President--United Water
  M&S(d)                     1995  165,000   43,000      --       7,590        4,500
                             1994  146,666   33,150      --       5,470        4,400
Frank J. DeMicco.........    1996  168,100   57,500      --      12,490        4,500
 President--United Water
  New Jersey(d)              1995  156,000   23,400      --       9,840        4,500
                             1994  139,780   28,063      --       5,220        2,130
Richard B. McGlynn.......    1996  180,000   38,500      --       6,980        4,500
 General Counsel             1995  180,000   21,000      --       5,490        4,500
                             1994      --       --       --         --           --

--------
(a) Valued at closing price reported on the New York Stock Exchange-Composite Transactions service for United Water Common Stock (the "NYSE Closing Price") on the date of grant. The number and value of the aggregate restricted stock holdings at December 31, 1996, for D. Correll, 25,000 shares, $387,500. Dividends are paid on such stock.
(b) "All Other Compensation" includes contributions by United Water to its Thrift Plan.
(c) Mr. Dungan retired effective December 31, 1996.
(d) Elected August 1, 1996.

EXECUTIVE EMPLOYMENT AGREEMENTS

  Except as discussed herein, the named executive officers serve at the pleasure of the Board of Directors. United Water has an employment agreement with Mr. Correll that provides for compensation and benefits for services performed under the agreement. The agreement provides for a two-year term of employment commencing January 1, 1988, with renewal of the two-year term at the end of each year unless prior notice of termination has been given. This agreement has been renewed and is currently in effect. Mr. Correll's agreement provides that in the event he is involuntarily terminated without cause (except upon two years' notice), or terminates employment voluntarily following constructive discharge, he shall receive certain employee benefits for the remainder of the term and shall be paid in accordance with the formula under his agreement (i) his salary; (ii) incentive compensation and bonuses, if any, based upon full attainment of objectives; (iii) projected Thrift Plan matching contributions and (iv) the actuarial present value of retirement benefits, all determined for and payable during the remainder of the two-year term of employment. He may also elect to surrender stock options that have been outstanding for at least six months in exchange for a cash payment per optioned share equal to the difference between the highest share price (as determined under the agreement) as of the date of termination and the option exercise price. These payments and benefits will be offset by any corresponding benefits received from post-termination employment.

  If a "Change in Control" (as defined in the agreement) occurs and involuntary termination or constructive discharge occurs within the next 24 months, he will receive a lump sum cash payment equal to the sum of (a) the actuarially determined present value as provided for in the agreement of the compensation and other benefits listed in clauses (i) through
(iv) of the preceding paragraph; (b) unpaid deferred compensation and incentive cash awards under certain plans and (c) the value of surrendered stock options. The estimated value of the payments and benefits that he would have been entitled to if a Change of Control and termination had occurred on December 31, 1996, is $2,545,498. If a Change of Control occurs without a termination of employment, he will receive a lump sum cash payment equal to the amounts determined under clauses (b) and (c) of this paragraph plus the actuarially determined present value as of the Change of Control of benefits under his supplemental retirement benefit plan. United Water has an employment agreement with Mr. McGlynn that provides for compensation and benefits for services performed under the agreement. The agreement was effective January 1, 1995 and ends December 31, 1999. The agreement provides that in the event he is involuntarily terminated without cause or terminates employment with good reason, he shall receive his base annual salary at the time of his termination times the number of years (and fractions thereof) then remaining to the end of the agreement. The estimated value of the payments and benefits that he would have been entitled to if a termination had occurred on December 31, 1996 is $540,000. United Water and certain of its subsidiaries have an employment agreement with Mr. Chardavoyne that provides for compensation and benefits for services performed under the agreement. The agreement was effective August 1, 1996, and ends July 31, 1998, unless renewed. The agreement provides that in the event he is terminated without cause or voluntarily terminates with good reason he shall receive in a lump sum (i) two times his base annual salary;
(ii) a prorate of his bonus and (iii) continuation of his benefits for two years. The value of the payments and benefits that he would have been entitled to on December 31, 1996 is $370,000.

RETIREMENT PLANS

  The table below contains information concerning estimated annual retirement benefits in accordance with the Employee Retirement Income Security Act payable under United Water's pension plans upon retirement at age 65 for certain key executives with final average pay and years of credited service as set forth below.

                             PENSION PLAN TABLE(A)

                                       YEARS OF CREDITED SERVICE(C)
                           -----------------------------------------------------
FINAL AVERAGE PAY(B)          10       15       20       25       30       35
--------------------       -------- -------- -------- -------- -------- --------
$200,000.................. $ 60,000 $ 80,000 $100,000 $120,000 $140,000 $140,000
 250,000..................   75,000  100,000  125,000  150,000  175,000  175,000
 300,000..................   90,000  120,000  150,000  180,000  210,000  210,000
 350,000..................  105,000  140,000  175,000  210,000  245,000  245,000
 400,000..................  120,000  160,000  200,000  240,000  280,000  280,000
 450,000..................  135,000  180,000  225,000  270,000  315,000  315,000

--------
(a) Pension benefits are calculated on a straight life annuity basis (other benefit forms are available). Benefits are not subject to any deduction or offset for Social Security or other amounts.
(b) Average of compensation in the three calendar years in which it was highest during the ten calendar years immediately preceding retirement. Compensation includes all amounts listed in the Summary Compensation Table under "Salary" and "Bonus" plus certain other items of compensation for federal income tax purposes.
(c) The years of credited service as of December 31, 1996, for certain executive officers included in the Summary Compensation Table are as follows: D. Correll, 20 years; F. DeMicco, 5 years; and J. Simunovich, 4 years.

  The retirement benefits summarized in the preceding table are provided by United Water's qualified defined benefit pension plan, which covers executive, supervisory and other employees of United Water and certain subsidiaries who are not included in collective bargaining units and by a supplemental retirement benefit plan. The qualified plan provides a normal retirement benefit of 1 1/2% of a participant's average base wage or salary rate (up to the maximum permitted for tax-qualified retirement plans under federal income tax laws and regulations, which is currently $150,000 as adjusted for inflation) multiplied by years of credited service. Average base wage or salary rate is as defined in the plan and is substantially equivalent to the "Salary" reported in the Summary Compensation Table; the average is computed over the five years having the highest base wage or salary of the last ten years of service. The normal form of retirement benefit is a straight life annuity for unmarried participants or an actuarially reduced 50% joint and surviving spouse retirement benefit for married participants. Other optional forms of benefit payment are available on an actuarially equivalent basis. Federal income tax laws and regulations also limit the maximum annual retirement benefit payable from the qualified defined benefit pension plan.

  The supplemental retirement benefit plan for the benefit of certain key executive employees, including some of those named in the Summary Compensation Table, authorizes the payment out of general funds of benefits in addition to those provided under the defined benefit pension plan according to a formula that takes into account years of service, age, final average pay and defined benefit pension plan benefits. The normal form of payment is a single life annuity with a ten-year certain guaranty. Other optional forms of benefit payment are available on an actuarially equivalent basis.

  United Water and its subsidiaries provide retirement benefits for their retired directors, excluding directors who were officers, but including directors who were officers but who were not full-time employees. Any retired director as of January 1, 1997 who served as a director for ten years or who attained the age specified for retirement as a director is receiving annually an amount equal to the total amount of annual retainers the director would have received (or would be entitled to receive but for the fact of being an officer as well as a director) for the year of retirement. However, such benefits may be increased at the discretion of the Board to an amount equal to the total amount of annual retainers such director would have been entitled to receive for the year of the distribution if he were not retired. Retirement benefits for non-employee directors elected by the shareholders and serving on the board as of January 1, 1997 have been converted to restricted stock.

OPTION GRANTS

  Shown below is additional information on grants of options for shares of United Water under the Management Incentive Plan during 1996 to the executive officers named in the Summary Compensation Table.

                                              PERCENTAGE OF TOTAL
                         NUMBER OF SECURITIES OPTIONS GRANTED TO  EXERCISE             GRANT DATE
                          UNDERLYING OPTIONS     ALL EMPLOYEES      PRICE   EXPIRATION  PRESENT
NAME                          GRANTED(A)          DURING 1996     PER SHARE    DATE     VALUE(B)
----                     -------------------- ------------------- --------- ---------- ----------
Donald L. Correll.......        43,290               21.2          $12.25     1/5/06    $200,261
Ronald S. Dungan........        13,230                6.5           12.25     1/5/06      61,203
Joseph Simunovich.......         9,630                4.7           12.25     1/5/06      44,549
Frank J. DeMicco........        12,490                6.1           12.25     1/5/06      57,779
Richard B. McGlynn .....         6,980                3.4           12.25     1/5/06      32,909

--------
(a) All options reported here were granted on January 4, 1996. The exercise price per share equalled the fair market value on the date of grant. See "Executive Employment Agreements," above as to rights to surrender options for a cash payment on termination or a Change in Control of United Water.
(b) The grant date present value shown is estimated in part using the Black-Scholes option pricing model, a method of approximating the present value of options exercisable at a fixed price at the end of a fixed period. It relies on certain assumptions as of the date of grant of the options, such as interest rates, dividend yield, time to exercise, and stock price sensitivity (volatility). Each of these factors could change over the life of the options and affect the estimated value. The actual value of the options when exercised may be a lesser or greater amount, depending on the price of the stock at the date of exercise; it is also possible that the options will expire unexercised and produce no cash value to the optionee. The estimated grant date present value also includes the discounted present value of dividend equivalent rights accompanying the options, which accrue until the earlier of the time of exercise or the fifth anniversary of grant, based upon the current dividend policy and the interest rate assumption below. The use of the Black-Scholes model is set forth in the rules of the Securities and Exchange Commission as an acceptable method of option valuation.

   The values of the options estimated under the Black-Scholes model were based on the following assumptions:
        . Risk-free rate of 5.6%
        . Dividend yield of 7.1%
        . 10 years to exercise the options
        . Stock price volatility of 12.9%
        . No adjustment has been made for non-transferability or risk of forfeiture of the options

OPTION EXERCISES AND VALUES OF UNEXERCISED OPTIONS

  The table below summarizes information as of December 31, 1996, as to unexercised options to purchase United Water Common Stock held by the executive officers named in the Summary Compensation Table and granted under the Management Incentive Plan.

                                                       NUMBER OF
                                                       SECURITIES    VALUE OF
                                                       UNDERLYING  UNEXERCISED,
                              NUMBER OF       VALUE   UNEXERCISED  IN-THE-MONEY
                                SHARES       REALIZED  OPTIONS AT   OPTIONS AT
                            ACQUIRED UPON      UPON   DECEMBER 31, DECEMBER 31,
   NAME                   EXERCISE OF OPTION EXERCISE   1996(A)      1996(B)
   ----                   ------------------ -------- ------------ ------------
   Donald L. Correll.....       31,051       $50,933    113,799      $140,693
   Ronald S. Dungan......          --            --      37,620        42,998
   Joseph Simunovich.....          --            --      28,750        27,120
   Frank J. DeMicco......          --            --      35,630        40,593
   Richard B. McGlynn....          --            --      12,470        22,685

--------
(a) All such options are presently exercisable.
(b) Difference between exercise price and NYSE Closing Price (if higher than exercise price) for December 31, 1996.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

  The Compensation Committee of the Board of Directors is charged with reviewing United Water's plans for compensating executive officers as well as recommending to the Board of Directors for adoption the individual compensation to be paid to the Chief Executive Officer. The Compensation Committee also exercises general review over compensation plans for all employees, such as the Thrift Plan and pension plans. The Committee has furnished the following report on executive compensation.

  United Water and all its subsidiaries have adopted executive compensation programs with the purpose of fairly compensating executives for their work, attracting and retaining superior individuals, and encouraging them to increase United Water's long-term profitability, all with the goal of enhancing total returns to shareholders. The Compensation Committee continues to be committed to strengthening the relationship between executive pay and performance.

  To ensure its overall competitiveness in the relevant employment markets for executives, United Water compares its compensation structure with those of industrial companies nationwide, New York metropolitan area industrial companies, and a group of utilities located nationwide, virtually all of which are part of the Wilshire 5000 index shown in the Shareholder Return Presentation following this report. All of these are considered to be relevant recruitment markets for United Water's executives. These comparisons are provided by outside independent compensation consultants. In addition to reviewing outside competitive compensation levels, United Water also uses job evaluation to set salary levels that are internally equitable relative to the scope and accountability of the position.

  United Water's executive compensation program has three major elements: base salary, the Management Incentive Plan, and restricted stock on a selected basis.

  1. Base salary levels are set to attract and retain key executive talent. Salary increases for all executives, including the Chief Executive Officer, are based upon the executive's individual contribution to the Company and on salary trends within the relevant employment markets described above for executives. Consistent with this policy, Mr. Correll's base salary range reflects compensation for Chief Executive Officers with similar responsibilities, challenges, and tenure.

  2. The Management Incentive Plan is designed to motivate executives to achieve both individual goals and Company objectives in order to provide competitive returns to shareholders. The plan as utilized for 1996 has two components: an annual cash bonus and annual stock option grants.

  Annual cash bonuses are awarded after the end of each year based on achievement of specific financial, operational and/or strategic goals set at the beginning of that year for each participating executive. Typical goals for 1996 addressed financial performance, customer satisfaction standards, core business growth, operating efficiencies, human resource effectiveness, and regulatory relations. Goals for executives are weighted between achievement of individual or workgroup objectives and achievement of Company-wide financial and operating targets based on the executive's primary responsibilities. The bonus actually granted may range from 0 to 150 percent of the target level based on the executive's attainment of the goals set at the beginning of the year.

  Mr. Correll's 1996 goals included achieving United Water's earnings per share target, expanding market share, several corporate development initiatives and productivity gains. After consideration of his achievement of the above goals and the circumstances relative to the current earnings per share, the committee determined his incentive compensation for 1996 as reported in the table above.

  Stock options are granted annually to provide incentives for executives to improve shareholder value. The executives realize benefits from these options only if United Water's shareholder value appreciates during the terms of the options.

  3. Restricted stock is granted to executives on a selective basis to retain key individuals and to give them an immediate propriety stake in United Water. On this basis Mr. Correll was granted additional shares of restricted stock in 1996 which will vest after five years.

  The Compensation Committee intends to continue this practice of tieing incentives more closely to a total return to shareholders in order to further motivate executives to achieve long-term corporate objectives and to improve shareholders' total returns. By shifting a higher proportion of executive total pay to incentives, the emphasis on producing strong returns for shareholders has become an even more prominent feature of United Water's program.

  The Compensation Committee believes that Section 162(m) of the Internal Revenue Code will not impact United Water's tax deduction for compensation paid to executives for 1996 or 1997.

                                          Compensation Committee

                                          Marcia L. Worthing, Chairman
                                          Frank J. Borelli
                                          Jon F. Hanson
                                          Jacques F. Petry

SHAREHOLDER RETURN PRESENTATION

  The following two line graphs compares the yearly percentage change in cumulative total return to shareholders investing $100 in United Water Common Stock to the cumulative total returns of the Wilshire 5000 Equity Index and the Edward D. Jones Water Utility Index for the five year period and one year period ending December 31, 1996. Total return includes both capital appreciation and dividend payments and the graph assumes that all dividends were reinvested in United Water Common Stock through the Dividend Reinvestment and Stock Purchase Plan, which during a portion of the five year period provided for a discount from market prices on the purchase of Common Stock. The measurement points are the last business day of each year.




                      Five-Year Cumulative Total Returns
                          Value of $100 Invested on
                               December 31, 1991

                        UWR     E.D.Jones       Wilshire 5000
1991                    100     100             100
1992                    96.33   110.75          108.98
1993                    97.45   126.19          121.29
1994                    94.25   117.56          121.22
1995                    96.47   147.9           165.46
1996                    133     180.82          200.53

                       One-Year Cumulative Total Returns
                           Value of $100 Invested on
                               December 31, 1995

                        UWR     E.D.Jones       Wilshire 5000
1995                    100     100             100
1996                    137.87  122.26          121.2

 PROPOSAL 2--APPROVAL OF AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION
          TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

  At a meeting held on March 5, 1997, the Company's Board of Directors unanimously adopted resolutions approving, and submitting to a vote of the shareholders, an amendment to Article 5 of the Company's Restated Certificate of Incorporation (the "Certificate of Incorporation") which would increase the number of authorized shares of common stock, without par value, of the Company (the "Common Stock") from 50,000,000 to 100,000,000.

  On January 31, 1997, the Company had outstanding 34,596,874 shares of Common Stock, excluding treasury shares. In addition, on that date shares of Common Stock were reserved for issuance as follows: 3,023,684 shares upon conversion of the 5% preference stock, without par value, of the Company, 2,171,000 shares pursuant to the Company's Dividend Reinvestment Plan and 206,756 shares pursuant to employee benefit plans of the Company.

  The Board of Directors believes that the proposed increase in authorized Common Stock is desirable to enhance the Company's flexibility in connection with possible future actions, such as acquisitions, financings, stock splits, stock dividends, use in employee benefit plans or other general corporate purposes. Once authorized, such Common Stock would be available for issuance from time to time to such persons and for such consideration and on such terms as the Board of Directors determines. No further action or authorization by the Company's shareholders would be necessary prior to the issuance of the additional shares of Common Stock unless required by applicable law or by the rules of any stock exchange on which the Company's securities may then be listed. The holders of any of the additional shares of Common Stock issued in the future would have the same rights and privileges as the holders of the shares of Common Stock currently authorized and outstanding. Those rights do not include preemptive rights with respect to the future issuance of any additional shares.

  The Company has no immediate plans, understandings or agreements with respect to the issuance of any additional shares of Common Stock which would be authorized by the proposed amendment. However, shareholders should be aware that the authority of the Board to issue Common Stock might be considered as having the effect of discouraging an attempt by another person or entity to effect a takeover or otherwise gain control of the Company, because the issuance of additional Common Stock would dilute the voting power of the Common Stock then outstanding. As of this date, the Board is not aware of any pending or threatened effort to accumulate the Company's shares or to obtain control of the Company by means of a merger, tender offer, solicitation in opposition to management or otherwise.

  The affirmative vote of the holders of a majority of shares of the Common Stock present or represented at the Annual Meeting and entitled to vote on the proposal is required for approval of the amendment to the Certificate of Incorporation.

  If the shareholders approve the proposed amendment, Article 5 of the Certificate of Incorporation would be amended to read as follows:

    "5. The shares of capital stock which the Corporation has authority to issue shall consist of the following:

      (a) Common Stock divided into 100,000,000 shares, without par value,

      (b) Preferred Stock divided into 2,000,000 shares, without par value, and

      (c) Preference Stock divided into 4,000,000 shares, without par value."

       THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

       PROPOSAL 3--APPROVAL OF AMENDMENT TO THE MANAGEMENT INCENTIVE PLAN

  In 1986, the shareholders of United Water approved the Management Incentive Plan (the "Plan") in order to tie the interests of the employees and the shareholders of the Company more closely together. The Board of Directors has approved, subject to shareholder approval, an amendment to the Plan. As described below, the amendment primarily provides for (i) the Plan to be funded with one and one-quarter percent of the outstanding Common Stock of the Company as of the end of each fiscal year; (ii) the maximum number of shares of Common Stock, if any, an individual may receive, in any given year, is 100,000 and
(iii) the stock options and dividend units are separate and distinct awards.

PLAN SUMMARY AND OTHER INFORMATION

  Form of Awards. Awards under the plan may be granted in the form of cash, dividend units, stock options and performance shares. Shares used under the Plan may be either authorized but unissued shares or issued shares reacquired by the Company.

  Number of Shares. The Plan provides for the plan to be funded with one and one-quarter percent (1.25%) of the outstanding Common Shares of the Company annually, together with any shares remaining from prior years or prior plans. Further, no individual may, in any one year, receive more than 100,000 Common Shares under the Plan.

  Duration. The Plan will remain in effect for 10 years, through January 1, 2007, unless terminated earlier by the Board of Directors. Options granted under the Plan will generally remain exercisable for 10 years from the date of grant.

  Administration. The Plan is administered by the Compensation Committee of the Board of Directors. The Committee is composed of nonemployee directors who are not eligible to participate in the Plan. Among other things, the Committee has the authority to determine the employees to whom awards will be granted, the type of awards, restrictions applicable to awards and to interpret the Plan.

  Eligibility. All officers, executives and key employees who are regular full time employees of the Company or its affiliates (of which there are currently approximately 140) are eligible to receive awards under the Plan. It is presently contemplated that awards will be made each year to the officers and other executives of the Company, as well as to other, high performance non-executive employees. No determination has been made as to the types or amounts of awards which will be granted in the future to specific individuals under the Plan.

  Cash Awards. The Committee may grant cash awards to individuals based on a combination of company-wide and individual objectives which may relate to financial performance, customer service, quality, efficiency or other measures which in the judgement of the Committee contribute to the success of the Company.

  Dividend Units. The Committee may grant dividend units, which are the right to receive dividend equivalents to those paid on the Common Stock of the Company for a period of time.

  Stock Options. The Committee may grant non-qualified stock options, which are priced at no less than 100% of the fair market value of the closing price of the Company's Common Stock on the date of the grant. Payment by an employee upon exercise of an option may be made in cash, in already-owned shares or a combination of the two.

  Performance Shares. The Committee may grant shares of the Common Stock of the Company which are payable on the achievement of performance criteria specified by the Committee at the time of the grant.

  Federal Tax Consequences. The following statements are based on current interpretations of existing federal income tax law. The law is highly technical and the statements represent only a general summary of some of the applicable provisions.

  If the shareholders approve the Plan, the Company believes it will be entitled to a deduction for all compensation attributable to an employee's exercise of a non-qualified stock option. The Company believes it will be entitled to a deduction for compensation paid pursuant to cash awards, dividend units and performance shares, to the extent allowed by Section 162(m) of the Internal Revenue Code, as amended. Section 162(m) limits the deductibility of compensation to the extent that payments to an individual exceed one million dollars in a calendar year, and could limit the deductibility of cash awards and performance shares, depending on the performance conditions established on the awards. Based on the compensation levels of the Company's executives, it believes that all compensation paid is currently deductible. The following four paragraphs set forth the federal tax consequences to the employee and the Company of the specific award vehicles.

  Cash Awards At the time a cash award is paid to an individual participant, the participant will recognize ordinary income in an amount equal to the award. The Company will receive a federal income tax deduction in an amount equal to the income recognized by the employee.

  Stock Options There are no federal income tax consequences to the employee or the Company when a non-qualified stock option is granted. When an employee exercises a non-qualified stock option, the employee will have taxable ordinary income equal to the excess of the fair market value of the shares on the exercise date over the option price. The Company will receive a federal income tax deduction in an amount equal to the income recognized by the employee.

  Dividend Units There are no federal income tax consequences to the employee or the Company when a dividend unit is granted. At the time the dividend unit vests and is payable to the employee, the employee will have taxable ordinary income equal to the cash value of the accrued dividends. The Company will receive a federal income tax deduction in an amount equal to the income recognized by the employee.

  Performance Shares There are no federal income tax consequences to the employee or the Company when a performance share is granted. At the time the performance share vests and is payable to the employee, the employee will have taxable ordinary income equal to the current fair market value of the shares. The Company will receive a federal income tax deduction in an amount equal to the income recognized by the employee.

  The deductibility of all awards is subject to the limitations of Section
162(m).

  Termination of Employment, Death or Disability. Upon termination of employment for any reason other than death, disability, or retirement, all options held by an employee will terminate. Vested options may be exercised within the earlier of 10 years from the date of grant or five years upon termination of employment by the employee in the case of disability, or by the employee's estate or beneficiaries in the case of an employee's death or upon retirement. Cash awards, dividend units and performance shares will only vest upon termination of employment on the determination of the Committee.

  Transferability. All awards granted under the plan are non-transferable except in the case of the employee's death.

  Adjustments. The Committee may make such adjustments to outstanding awards (including the exercise price of options) to the number of shares as to which awards may be granted as it deems appropriate or equitable in the event of distributions to holders of Common Stock, stock splits, recapitalizations, or other changes in the outstanding Common Stock or in the event of mergers, acquisitions and certain other transactions. The number of shares available for award will not be diminished in any way by any awards made and any shares delivered upon the assumption of, or in substitution for, outstanding awards made by an entity acquired by the Company, unless such awards are made to individuals who, upon the acquisition, become subject to Section 16(b) of the Securities Exchange Act of 1934.

  Termination and Amendment of the Plan. The Board of Directors may suspend, terminate, modify or amend the Plan, provided however, that any amendment that would materially increase the aggregate number of shares which may be issued, materially increases the benefits accruing to the participants, or materially modifies the requirements for participation, will be subject to shareholder approval.

  Requisite Vote. The affirmative vote of a majority of the shares of Common Stock present or represented and entitled to vote on the proposal at the Annual Meeting is required for approval of the Stock Plan.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF AMENDMENT TO THE MANAGEMENT INCENTIVE PLAN.

        PROPOSAL 4--APPROVAL OF THE 1997 DIRECTORS RESTRICTED STOCK PLAN

  In 1996, the Company retained an independent compensation consultant to review the compensation of the Board of Directors of the Company both in terms of competitiveness of the total package and in terms of creating a closer link between the directors and the shareholders. The consultant recommended that the Company terminate the directors' pension plan, increase the level of directors compensation and deliver a portion of the directors compensation in Company stock in order to tie the interests of the directors and the shareholders of the Company more closely together. The Company has already terminated the prior directors pension plan approved by the shareholders in 1987 and replaced it with an equivalent value of shares restricted stock in the Company. In addition, the Board of Directors has approved, subject to shareholder approval, the creation of a restricted stock plan for the non-employee directors of the Company, both as a pension replacement for new directors, and as a means to make the compensation of the existing directors more competitive and linked to the Company's performance.

PLAN SUMMARY AND OTHER INFORMATION

  Form of Awards. Non-employee Directors, on the occasion of their first election to the Board will receive a grant of 3,000 shares of restricted stock. All non-employee Directors will receive, in addition to their retainer and meeting fees, an annual grant of 500 shares of restricted stock.

  Number of Shares. The Plan provides for the Plan to be funded with 125,000 shares of Restricted Stock.

  Duration. The Plan will remain in effect for 10 years, through January 1, 2007, unless terminated earlier by the Board of Directors.

  Administration. The Plan is non-discretionary in terms of the awards.

  Eligibility. All non-employee Directors of the Company (of which there are currently approximately 12) are participants in the plan.

  Restrictions on Stock. A Director may not sell, transfer or dispose of the shares in any way until the earlier of death, disability or retirement from the Board of Directors. If a Director ceases to serve as a Director before he or she has served on the Board for a period of 10 years, the first election grant of 3,000 shares shall be forfeited.

  Dividends. Any dividends payable on restricted stock is reinvested in additional restricted stock, subject to the same restrictions as the shares on which the dividends are paid.

  Federal Tax Consequences. The following statements are based on current interpretations of existing federal income tax law. The law is highly technical and the statements represent only a general summary of some of the applicable provisions.

  If the shareholders approve the Plan, the Company believes it will be entitled to a deduction for all amounts payable under the plan. There are no federal income tax consequences to the employee or the Company when a share of restricted stock is granted. At the time the shares are paid to the Director, he or she will have taxable ordinary income equal to the current fair market value of the shares. The Company will receive a federal income tax deduction in an amount equal to the income recognized by the Director.

  Termination of Service, Death or Disability. Upon termination of service after ten years for any reason all shares held shall vest and be payable. Prior to the tenth anniversary of a Director's first election to the Board, only those shares associated with 500 share/year grant shall vest and be payable at the termination of service.

  Transferability. All awards granted under the plan are non-transferable except in the case of the Director's death.

  Adjustments. The Company shall make such adjustments to the restricted shares granted or available under the plan in the event of distributions to holders of Common Stock, stock splits, recapitalizations, or other changes in the outstanding Common Stock or in the event of mergers, acquisitions and certain other transactions.

  Termination and Amendment of the Plan. The Board of Directors may suspend, terminate, modify or amend the Plan, provided however, that any amendment that would materially increase the aggregate number of shares which may be issued, materially increases the benefits accruing to the participants, or materially modifies the requirements for participation, will be subject to shareholder approval.

  Requisite Vote. The affirmative vote of a majority of the shares of Common Stock present or represented and entitled to vote on the proposal at the Annual Meeting is required for approval of the Stock Plan.

  The following table summarizes certain information with respect to restricted stock awards under the plan:

                               NEW PLAN BENEFITS
                      1997 DIRECTORS RESTRICTED STOCK PLAN

                                                             DOLLAR   NUMBER OF
                                                            VALUE AT  RESTRICTED
                                                            3/12/97*    SHARES
                                                           ---------- ----------
     Non-employee directors scheduled to receive one-time
      grants
      in 1997............................................  $99,750.00   6,000
     Non-employee directors scheduled to receive annual
      grants
      in 1997............................................  $83,150.00   5,000

--------
* Assumes the market price for the Common Stock is $16.63 per share, the March 12, 1997 closing price for shares of Common Stock on the New York Stock Exchange.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE 1997 DIRECTORS RESTRICTED STOCK PLAN.

                         INDEPENDENT PUBLIC ACCOUNTANTS

  At the regular meeting held March 5, 1997, the Board of Directors of United Water acted to appoint Price Waterhouse LLP, New York, New York, as auditors for United Water and its Subsidiaries for the year 1997. At the Annual Meeting it is the intention of the persons named in the proxy enclosed herewith to vote in favor of the ratification, confirmation and approval of such action by the Board of Directors. Price Waterhouse LLP performed the function of auditors of United Water and its subsidiaries in 1996. A representative of Price Waterhouse LLP will attend the meeting and, if so desires, make a statement. The representative will also respond to appropriate questions.

  The appointment of Price Waterhouse LLP by the Board of Directors is based on the recommendations of the Audit Committee, which historically has reviewed both the audit scope and the estimated audit fees and related services for the coming year. The affirmative vote of a majority of the votes cast by the shareholders entitled to notice and to vote at the Annual Meeting is required for approval of such appointment.

  At its February 20, 1997, meeting the Audit Committee (1) recommended the appointment of Price Waterhouse LLP as auditors for 1997 and the continuance by that firm of certain nonaudit services, and (2) concluded that rendering such nonaudit services does not impair the independence of Price Waterhouse LLP with respect to their examination of the December 31, 1997, financial statements of United Water and its subsidiaries.

                           COST OF PROXY SOLICITATION

  The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting and form of Proxy will be borne by United Water. United Water has retained Georgeson & Co., Inc., a proxy solicitation firm, to assist in the solicitation of proxies at an estimated cost of $7,000, plus expenses. In addition, United Water will request brokerage houses, custodians, nominees and fiduciaries to forward the proxy material to the beneficial owners of the stock held of record by such persons, and United Water will reimburse them, upon request, for reasonable expenses incurred in connection therewith.

                         OTHER MATTERS FOR THE MEETING

  No other business is to be presented to the meeting so far as is now known or foreseen, but in the event that any other matter is properly presented by persons other than the Board of Directors, it is intended that the enclosed proxy will be voted upon it according to the judgment of the person or persons voting the proxy to the extent permitted by regulations of the Securities and Exchange Commission.

                               VOTING PROCEDURES

  Votes made by proxies returned prior to the date of the Annual Meeting will be counted by United Water's transfer agent. Votes made by proxies returned on the date of the Annual Meeting to the secretary of the meeting and votes cast by shareholders attending or represented by proxyholders (other than those named by management) will be counted by inspectors of election appointed by the chairman of the meeting and who are expected to be employees of United Water or its subsidiaries. Those votes will be added to those counted by the transfer agent and the last vote or proxy will control. Abstentions and failures by record holders to vote shares owned by beneficial owners (including "broker non-votes") will have no effect.

                       PROPOSALS FOR 1998 ANNUAL MEETING

  Shareholder proposals for the 1998 Annual Meeting of United Water must be received at the executive offices of United Water at 200 Old Hook Road, Harrington Park, New Jersey 07640, no later than November 28, 1997, for inclusion in the 1998 proxy statement and form of proxy.

                                          On Behalf of the Board of Directors

                                                     Peter Del Col
                                                     Douglas W. Hawes
                                                     Marcia L. Worthing

                                                                Proxy Committee

Harrington Park, New Jersey
March 28, 1997

                              ANNUAL MEETING NOTES

                              ANNUAL MEETING NOTES

                              ANNUAL MEETING NOTES

United Water [LOGO]

--------------------------------------------------------------------------------

1997 ANNUAL MEETING

LOCATION: MONTVALE INN

--------------------------------------------------------------------------------


Directions to the Annual Meeting


  Garden State Parkway north to exit 172, turn left at traffic light off exit ramp onto Grand Avenue. At first traffic light turn left onto Chestnut Ridge Road. Hotel is approximately 100 yards on the right.

  New York/George Washington Bridge to Route 80 West and exit at Saddle Brook for the Garden State Parkway, north. Follow Garden State Parkway instructions above.

  New York/Lincoln Tunnel to NJ Turnpike, north. Then take 80 West and exit at Saddle Brook for the Garden State Parkway, north. Follow Garden State Parkway instructions above.

  Upstate New York take the New York Thruway (Interstate 87) south to Exit 14A Garden State Parkway Extension. Take first exit, "Chestnut Ridge." Turn left off exit ramp. Turn right at first traffic light (Summit Avenue). Turn left onto Chestnut Ridge Road. Hotel is 100 yards on right past Grand Avenue.


LOCAL STREETS NEAR THE MONTVALE INN


              [MAP]

                          UNITED WATER RESOURCES INC.

           PROXY FOR ANNUAL MEETING OF SHAREHOLDERS -- MAY 12, 1997


        The undersigned shareholder of United Water Resources Inc. ("United Water") hereby constitutes and appoints PETER DEL COL, DOUGLAS W. HAWES, and MARCIA L. WORTHING, or any of them, the attorneys or attorney and proxies or proxy of the undersigned, with full power of substitution and revocation, for and in the name of the undersigned, to attend the Annual Meeting of Shareholders of United Water to be held at the Montvale Inn, 100 Chestnut Ridge Road, Montvale, New Jersey 07645, on Monday, May 12, 1997, at 9:30 a.m., and any adjournment or adjournments thereof, receipt of the notice of which meeting stating the purposes thereof being hereby acknowledged, to vote all of the shares of United Water which the undersigned would be entitled to vote if then personally present as follows:

                  (Continued and to be signed on other side)

X       Please mark your votes as indicated in this example

        This Proxy Is Solicited On Behalf Of The Board of Directors

1.      Election of Directors                           For        Withheld

        The Nominees to Class I are:
                Lawrence R. Codey, Donald L. Correll, Robert L. Duncan Jr., George F. Keane
        The Nominee to Class II is:
                Thierry Bourbie

        Withheld For: (Write that nominee's name in the space provided below)

        ---------------------------------------------------------------------

2.      To Amend the Restated Certificate of
        Incorporation -                         For    Against    Abstain
3.      To Amend the Management Incentive
        Plan -                                  For    Against    Abstain
4.      To Approve a Restricted Stock Plan
        for the Board of Directors -            For    Against    Abstain
5.      To Approve Auditors -                   For    Against    Abstain
6.      To vote all of such shares as they
        or he or she may deem proper upon all
        other matters that may properly come
        before said meeting and any
        adjournments thereof.
7.      Mark box if you plan to attend the
        Annual Meeting                          (_____)

This Proxy is given and is to be construed under the laws of the State of New Jersey and will be voted "FOR" the Nominees named herein and "FOR" the above proposals, if in either case the undersigned has not specified a choice in the boxes proved therefore. This proxy when properly executed will be voted in the manner directed herein by the undersigned.

Signature(s) of Shareholder(s)___________________ Date ____________, 1997

Note: Please date and sign exactly as name appears hereon. When shares are held by joint tenants both should sign. (Executors, Administrators, Trustees, etc. should so indicate).